SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2020 (April 14, 2020)

 ___________________

Seneca Biopharma, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SNCA	NASDAQ Capital Market

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing rule or Standard; Transfer of Listing.

On April 14, 2020, Seneca Biopharma, Inc. (the “Company”) received notification (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that as a result of the resignations of Sandford Smith and Scott Ogilvie from the Company’s Board of Directors (the “Board”) and the Company’s audit committee (“Audit Committee”), the Company is not in compliance with Nasdaq Listing Rule 5605(c)(2)(A). Nasdaq Listing Rule 5605(c)(2)(A) requires that the Audit Committee be comprised of at least three (3) independent directors. The resignations of Messrs. Smith and Ogilvie left the Audit Committee with one (1) remaining member, Mary Ann Gray, PhD. Subsequent to such resignations, the Board has appointed David J. Mazzo, PhD to the Audit Committee. Accordingly, as of the date hereof, the Audit Committee is currently comprised of two (2) independent Board members.

The Notice further states that pursuant to Nasdaq Listing Rule 5605(c)(4)(B), the Company is entitled to a cure period to regain compliance with Listing Rule 5605(c)(2)(A), which cure period will expire upon (i) the earlier of the Company’s next annual stockholders meeting or March 26, 2021; or (ii) if the next annual stockholders meeting is held on or before September 22, 2020, then the Company must evidence compliance no later than September 22, 2020.

The Board intends to appoint a new or existing independent Board member to the Audit Committee and expects to be compliant with the Audit Committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A) by or before the end of the cure period described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 15, 2020	Seneca Biopharma, Inc.

/s/ Kenneth Carter
By: Kenneth Carter
Executive Chairman